Exhibit 10.3

COMMERCIAL LEASE AGREEMENT

Lease Summary

Landlord:	JSS / Capital Avenue, L.P.

Landlord’s Address:	c/o Jackson-Shaw Company, 4890 Alpha Road, #100, Dallas, TX 75244

	Contact Person:	Debra Spears
	Phone:	972-628-7446
	Fax:	972-628-7444
	Email:	dspcars@jacksonshaw.com

Tenant:	TGC Industries, Inc.

Tenant’s Address:	Before the Commencement Date: 1304 Summit Avenue, Suite 2, Plano, TX 75074

	Contact Person:	Wayne A. Whitener
Phone:
Fax:
Email:

From and after the Commencement Date: 1104 Capital Avenue, #100, Plano, TX 75074

	Contact Person:	Wayne A. Whitener
Phone:
Fax:
Email:

Tenant’s Broker:	Stream Realty Partners, L.P.

Leased Premises: approximately	10,000	square feet of space located in the Building, as outlined on Exhibit “A-1” attached hereto

Project:	(containing approximately 20,000 square feet)

Building:	(containing approximately 10,000 square feet)

Tenant’s Proportionate Share of Project:		50%

Tenant’s Proportionate Share of Building:		50%

Term: 38 Months

Commencement Date:	September 1, 2005

Termination Date:	The last day of the 38thth month following the Commencement Date

Landlord

/s/ Wayne A. Whitener
Tenant

Base Rent:

Months	Annual Rate Per Sq. Ft.	Monthly Base Rent
1-2	Base rent abated	Base rent abated
3-38	$42,500	$3,541,67

Initial Estimated Additional Rent Payments	1. Common Area		$.48
(expressed per square foot/year):	2. Taxes		$.91
(estimates only and subject to	3. Insurance		$.14
adjustment to actual costs and	4. Others	$
expenses according to the provisions of this Lease)	Total:		$1.53

Total Initial Estimated Monthly Additional Rent Payments:	$1,275.00

Total Initial Monthly Base Rent and Estimated Monthly Additional Rent Payments:	$4,816.67

Security Deposit:	$4,816.67

2.                                       Defined Terms.  The following terms used herein and denoted by their initial capitalization shall have the meanings set forth below:

“Additional Rent” shall mean the Tax and Insurance Costs, the Common Area Maintenance Expenses and all sums of money, other than Base Rent, which become due by Tenant under this Lease.

“Adjacent Buildings” shall mean any building or buildings, other than the Building, located upon the Land and within the Project.

“Applicable Laws” shall mean any and all ordinances, orders, directives, codes, permits and other rules and regulations of state, federal, municipal, or other agencies or bodies having jurisdiction with respect to the Project.

“Base Rent” shall mean the annualized amounts computed for the applicable period using the Monthly Base Rent shown in Section 1, above and payable as provided herein.

“Building” shall have the meaning given in Section 1, above.

“Commencement Date” shall have the meaning given in Section 1, above.

“Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or the Project, including, but not limited to, loading docks, walkways, sidewalks and driveways necessary for access to the Building, parking areas, building lobbies, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, drinking fountains and any such other areas and facilities within the Project, if any, as are designated by Landlord from time to time as Common Areas.

“Common Area Maintenance Expense” shall mean any and all expenses for the maintenance, repair, replacement and operation of the Common Areas and any portions of the Project for which Landlord is responsible hereunder, including, but not limited to, management fees, utility expenses (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord responsible for the management of the Project, amounts paid to contractors for work performed in connection with the Project. The term “Common Area Maintenance Expenses” shall not include any capital improvement to the Project other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of property manager, depreciation allowance or expense. Notwithstanding the foregoing, in the event Landlord installs equipment in or makes improvements or alterations to the Building which are for the purpose of reducing energy costs, maintenance costs or other Common Area Maintenance Expenses or which are required under any Applicable Laws which were not required at the date of commencement of the Term. Landlord may include in Common Area Maintenance Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis.

“Default Rate” shall mean the lesser of (i) maximum rate of interest permitted by applicable law or the Prime Rate plus five percent (5%).

“Effective Date” shall mean the date of execution of this Lease.

“Event of Default” shall have the meaning given in this Lease, below.

“Hazardous Material” shall mean any substance, material, waste, pollutant, or contaminant that is or could be regulated under any statute, regulations, ordinance, rule, code, judgment, permit, or other similar requirement of any governmental authority, agency or court or that may adversely affect human health or the environment.

“Land” shall mean the land upon which the Building is located, as described in the attached Exhibit “A”.

“Landlord” shall have the meaning given in Section 1, above.

“Lease” shall this Commercial Lease Agreement.

“Leased Premises” shall have the meaning given in Section 1, above.

“Mortgage” shall mean any mortgage, deed to secure debt or security deed any other instrument creating a lien in connection with any method of financing or refinancing.

“Mortgage” shall mean the holder(s) of the indebtedness secured by a Mortgage.

“Project” shall mean the Land, the Building and the Adjacent Buildings, landscaping, parking and driveway areas, sidewalks and other improvements thereon; however, Landlord shall have the right to modify the definition of “Project” by eliminating the Adjacent Buildings, together with the allocable share of the Land, landscaping, parking and driveway areas, sidewalks and other improvements relating thereto, in which event the term “Project” shall be limited to the Building and the allocable share of the landscaping, parking, driveway areas, sidewalks and other improvements thereon.

“Permitted Exceptions” shall mean any encumbrances, easements, covenants, conditions, restrictions and other matters of record.

“Prime Rate” shall mean the prime interest rate as announced or published in The Wall Street Journal, or its successor, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by Landlord.

“Punchlist Items” shall mean details of construction, decoration or adjustment which individually or in the aggregate do not materially impair Tenant’s use of the Leased Premises.

“Rent” shall mean the Base Rent, the Additional Rent, and other sums of money becoming due and payable to Landlord hereunder. Base Rent shall be payable in monthly installments in advance, the first monthly installment of which, together with the Initial Estimated Monthly Additional Rent Payments, being payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth above.

“Security Deposit” shall mean the deposit held by Landlord in the amount set forth in Section 1, above.

“Substantial Completion” shall have the meaning set forth in Section 8(b).

“Tangible Net Worth” shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under the GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

“Tax and Insurance Cost” shall mean all of the following paid or payable by Landlord with respect to the Project or any portion thereof: (a) all federal, state and local sales, use, ad valorem, rental, value added or other taxes and special assessments and other governmental charges, together with all costs, fees and expense incurred by Landlord in monitoring or contesting same (collectively, “Taxes”), and (b) all insurance premises.

“Tenant” shall have the meaning given in Section 1, above.

“Tenant Delay” shall mean any delay caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant.

“Tenant Improvements” shall mean those improvements to the Leased Premises described in Exhibit “B”.

“Tenant’s Proportionate Share” shall mean the percentage set forth in Section 1 above, determined by dividing the area of the Leased Premises by the area of the Building or Project, as applicable. Tenant’s Proportionate Share shall be adjusted if the size of the Leased Premises is modified.

“Termination Date” shall have the meaning given in Section 1 above.

3.                                       Grant of Lease; Use.  Subject to and upon the terms herein set forth, this Lease is entered into by and between Landlord and Tenant, to be effective as if the Effective Date. In consideration of the rents, terms and covenants of this Lease, Landlord leases Tenant the Lease Premises during the Term and any extension thereto pursuant to this Lease, all as is more particularly described herein. The Leased Premises shall be used solely for general office and warehouse purposes and for no other purpose. Tenant hereby accepts this Lease and the Leased Premises upon the covenants and conditions set forth herein and subject to any and all Permitted Exceptions, and Tenant agrees to comply with such Permitted Exceptions. Tenant will not use, nor permit others to use, the Leased Premises for any purpose other than the purposes stated hereinabove, nor will Tenant commit, nor allow others to commit, any waste upon the Leased Premises. In the event Tenant occupies all or a portion of the Leased Premises prior to the Commencement Date, all terms and conditions of this Lease shall apply.

4.                                       Term.

(a)                                  This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the Termination Date, unless this Lease is sooner terminated or extended under any other term or provision hereof (See Exhibit “B” for Renewal Option). Tenant shall be responsible for any cost or other loss incurred by Landlord, including but not limited to loss of Rent, if any, arising out of any event of Tenant Delay, which cost or loss shall be deemed Additional Rent. If Tenant remains in possession after expiration or termination of this Lease with or without Landlord’s written consent, there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the Base Rent shall equal an amount equal to 125% the amount of the Base Rent set forth in Section 1 above (which amount shall be increased to 150% after 15 days). No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term.

(b)                                 Early Termination Right. Tenant shall the one (1) time right to terminate (the “Termination Right”) this Lease effective on the date (the “Early Termination Date”) which is twenty-four (24) months after the Commencement Date, provided each of the following conditions has been satisfied: (i) Tenant has given Landlord written notice (the “Termination Notice”) of such termination at least six (6) months prior to the Early Termination Date and Tenant is not in default hereunder at the time Tenant gives such notice to Landlord or at any time thereafter prior to the Early Termination Date; (ii) Tenant has paid to Landlord, on or before the Early Termination Date, a termination fee in an amount equal to one (1) months Base Rent and Additional Rent. In the event Tenant exercises the Termination Right pursuant to this Section 4(b), Tenant shall vacate Leased Premises not later than ten (10) days after the Early Termination Date.

5.                                       Rent.  Tenant agrees to pay all Rent to Landlord during the Term at the times and in the manner provided in this Lease, without demand, set-off or counterclaim. The Base Rent shall be due and payable on the first day of each calendar month, commencing on the Commencement Date and continuing thereafter throughout the Term. Tenant hereby agrees to pay the Rent to Landlord at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. If the Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of the Base Rent for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Notwithstanding the foregoing, however, if the Commencement Date is delayed due to any Tenant Delay, Tenant shall be obliged to pay Rent commencing on the date which would have been the Commencement Date by for any Tenant Delay.

Base Rent payment required to be paid or which becomes due under this Lease is not paid by the tenth (10th) day following the day on which it is due, a service charge of five percent (5%) of such amounts due shall become due and payable in addition to the amounts due. Said service charge is for the purpose of reimbursing Landlord for the extra costs and expenses in connection with the handling and processing of late payments. In addition to such service charge, if any Base Rent payment is not paid by the tenth (10th) day following the day on which it becomes due, Tenant shall pay to Landlord, in addition to such Base Rent payment and the service charge, interest on such Base Rent payment calculated at the Default Rate from the date such Base Rent payment was due until paid by Tenant. If any Additional Rent required to be paid or which becomes due under this Lease is not paid when due, Tenant shall pay to Landlord, in addition to such amounts, interest on such amounts at the Default Rate from the date such amounts were due until paid by Tenant. Such service charge and interest shall be cumulative of any other remedies Landlord may have for nonpayment of Rent and other sums payable under this Lease. If three (3) consecutive monthly Base Rent payments or any ten (10) [in total, cumulative from the beginning of the Term] monthly Base Rent payments during the Term (or any renewal or extension thereof) are not received by Landlord within ten (10) days of the due date, the Base Rent hereunder shall automatically become due and payable by Tenant in advance in quarterly installments equal to three (3) months’ Base Rent each. Landlord shall notify Tenant of such change in the time for payment of Base Rent and, thereafter, the first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding month and on the first day of every third (3rd) month thereafter. This remedy shall be cumulative of any other remedies of Landlord under this Lease for nonpayment of Rent.

6.                                       Security Deposit.  Tenant shall deposit with Landlord on the date of execution of this Lease, the Security Deposit. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord’s cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Leased Premises to Landlord at the end of the Term in the same good order and condition as existed at the Commencement Date, ordinary wear and tear excepted, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

7.                                       Common Area Maintenance and Taxes and Insurance.

(a)                                  Tenant agrees to pay as Additional Rent Tenant’s Proportionate Share of the Common Area Maintenance Expenses. Along with the Base Rent, Tenant shall pay one-twelfth of Tenant’s Proportionate Share of the annualized Common Area Maintenance Expenses as estimated from time to time by Landlord during the Term. As soon as available after the expiration of each calendar year, Landlord shall submit a statement to Tenant setting forth Tenant’s Proportionate Share of the Common Area Maintenance Expenses due from Tenant for the preceding year and the amount, if any, remaining due from Tenant to Landlord. Within ten (10) days after receipt of such statement, Tenant shall remit to Landlord the amount said statement shows to be due from Tenant. Notwithstanding the foregoing, Tenant shall pay the full cost of any repair, replacement or service which benefits only the Leased Premises or is the result of Tenant’s use or occupancy of the Leased Premises. Tenant shall pay to Landlord as Additional Rent Tenant’s Proportionate Share of the Tax and Insurance Cost. If any use of the Leased Premises by Tenant causes an increase in insurance costs, Tenant shall pay as Additional Rent the entire amount of any such increase. Along with the Base Rent, Tenant shall pay, monthly, one-twelfth of Tenant’s Proportionate Share of the annualized Tax and Insurance Costs as estimated from time to time by Landlord during the Term. As Soon as available after the expiration of each calendar year, Landlord shall submit a reconciliation statement to Tenant setting forth Tenant’s Proportionate Share of the Tax and Insurance Costs due from Tenant for any preceding calendar year and the amount, if any, remaining due from Tenant to Landlord. Within ten (10) days after receipt of such statement, Tenant shall pay Landlord the amount said statement shows to be due from Tenant. Tenant shall be responsible for paying all taxes upon Tenant’s furniture, machinery, fixtures and other property on the Project. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Premises within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, Tenant’s Proportionate Rate Share of the cost of such service. Tenant acknowledges that the Building is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Building, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Term. Accordingly, to the extent permitted by Applicable Law, Tenant hereby waives the provisions of Section 41.413 of the Texas Property Tax Code (or successor thereto) to protest the appraised value of the Project or any portion thereof. In the alternative, if Section 41.413 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenants intent so to protest and Landlord fails to file a protest of the valuation within thirty (30) days after Landlord receives Tenant’s written notice. If Tenant files a protest without giving written notice required by the preceding sentence, such filing shall be an event of default under this Lease without the necessity of any notice from Landlord. Furthermore, if Tenant exercises the right of protest granted by Section 41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest. If as a result of any protest filed by Tenant, the appraised value of the Building or Project is increased, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant’s Proportionate Share) assessed against the Building or Project in excess of the taxes which would have been payable in the absence of the protest. Tenant shall continue to pay such excess taxes, regardless of whether the increased taxes are incurred during the Term or thereafter. Landlord agrees, upon written request by Tenant, to provide to Tenant to a copy of the determination of appraised value for any year. Tenant agrees that if Landlord, in Landlord’s sole discretion, elects to protest a determination of the appraised value of the Project or any portion thereof. Tenant shall pay to Landlord Tenant’s Proportionate Share of the cost of such protest. The provisions of this Section 7 pertaining to Section 41.413 of the Texas Property Tax Code expressly shall survive the expiration or other termination of this Lease.

(b)                                 Notwithstanding anything to the contrary contained herein. Tenant’s Proportionate Share for “Controllable Common Area Maintenance Expenses” shall not be increased by more than ten percent (10%) over Tenant’s Share of “Controllable Common Area Maintenance Expenses” for the previous calendar year. For the purposes hereof, the term “Controllable Common Area Maintenance Expense” shall be limited to those Common Area Maintenance Expenses which are within the direct control and discretion of Landlord but shall not include, without limitation, utility charges, Taxes and Insurance Costs and the cost of effecting compliance with any applicable laws.

8.                                       Condition of Leased Premises; Tenant Improvement; Common Areas; Maintenance; Alterations.

(a)                                  Condition of Leased Premises.  Tenant acknowledges that it accepts the Leased Premises as suitable far Tenant’s purposes subject only to Section 8(b) below, if applicable, and to all Applicable Laws. Notwithstanding any other provision of this Lease to the contrary, if this Lease is executed before the Leased Premises become available for occupancy, or if Landlord cannot acquire possession of the Leased Promises prior to the Commencement Date stated above, Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall then be the Commencement Date of the Term. TENANT WAIVES ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE. TENANT ACKNOWLEDGES THAT (1) TENANT HAS INSPECTED AND ACCEPTS THE LEASED PREMISES IN AN “AS IS, WHERE IS” CONDITION (EXCEPT AS MAY BE PROVIDED IN SECTION 8(b), BELOW), (2) THE BUILDING AND THE LEASED PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE LEASED PREMISES ARE LEASED, AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASED PREMISES, (3) THE LEASED PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE LEASED PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE LEASED PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS MAY BE PROVIDED IN SECTION 8(b), BELOW), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE LEASED PREMISES.

(b)                                 Tenant Improvements.  See attached Exhibits “D” and D- 1”.

(c)                                  Maintenance of the Common Areas.  Landlord shall perform the work which gives rise to Common Area Maintenance Expenses, subject to payment therefor by Tenant pursuant to the provisions of Section 7 above. If the need for any such work shall come to the attention of Tenant, Tenant will promptly so notify Landlord in writing.

(d)                                 Maintenance of the Leased Premises.

(i)                                     Landlord’s Obligations: Landlord shall maintain (except in the event casualty or other damage contemplated in Section 16 hereof, in which event the terms of Section 16 will control) only the roof, foundation and the structural soundness of the exterior walls of the Building (excluding all windows, window glass, plate glass, and all doors) in good repair and condition, except for reasonable wear and tear. Landlord’s maintenance and repair costs under this Section 8(d) shall be included as a Common Area Maintenance Expense, except as expressly excluded from the definition of “Common Area Maintenance Expenses” above. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed within a reasonable time after receiving such notice to make such repairs or corrections. Landlord’s liability hereunder shall be limited to the cost of such repairs or corrections.

(ii)                                  Tenant’s Obligations: Tenant shall repair and pay for any damage caused by the negligence or default hereunder of or by Tenant, its employees, agents or invitees; the cost of any such damage which is paid by Landlord shall be deemed Additional Rent which is immediately due and owing from Tenant. Subject to the provisions of item (i) above, Tenant shall during the Term, at Tenant’s expense, keep the Leased Premises (including the glass signs, ceilings, interior walls, interior side of perimeter walls, floor, floor coverings, plumbing, electric, heating and air conditioning, sprinklers and lighting fixtures) in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Leased Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises. Tenant shall keep the Leased Premises in a neat and sanitary condition, and Tenant shall no commit any nuisance or waste on the Leased Premises or in, on, or about the Project, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Landlord. All uninsured damage or injury to the Leased Premises, or to the Project caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Leased Premises or the Building or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant or its agents, contractors, servant or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant or its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

(e)                                  Alterations; Signs.  No improvements, alterations, additions or other changes shall be made to the Leased Premises without Landlord’s prior written consent. All property of Tenant installed upon the Leased Premises pursuant to the terms of this Lease shall be at the sole risk of Tenant, and Landlord shall not be liable for any loss, damage or theft of such property (INCLUDING THE LOSSES, DAMAGES OR THEFTS STEMMING FROM THE STRICT LIABILITY, NEGLIGENCE OR OTHER TORTUOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES) except for those losses, damages or thefts stemming from the willful misconduct or gross negligence of the Landlord. Subject to Landlord’s approval thereof, Tenant shall be allowed to install, at Tenant’s cost and expense, Tenant’s sign on the exterior of the Building above the front and rear entrances to the Leased Premises.

9.                                       Insurance.

(a)                                  Landlord Policies.  Landlord shall at all times during the Term maintain a policy or policies of business or rental interruption insurance and a policy or policies of insurance insuring the Building (exclusive of the foundation) for loss or damage by fire, explosion, and other customary hazards, subject to commercially reasonable deductible amounts. Such policies will not insure any personal property (including, but not limited to any furniture, machinery, goods, or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for by Tenant upon or within the Leased Premises or any alterations or other improvements which Tenant may construct or install on the Leased Premises, insurance for all of which shall be Tenant’s responsibility.

(b)                                 Effect of Tenant’s Use.  Tenant shall not permit the Leased Premises to be used in any way which would be hazardous or which would in any way increase the cost of or render void any insurance on the Project, and Tenant shall immediately, on demand, cease any use which violates the foregoing or to which Landlord’s insurer or any governmental or regulatory authority objects. If, at any time during the Tonn, Tenant’s use or occupancy (or an abandonment by Tenant) shall cause an increase in premiums, and in particular, but without limitation, if the State Board of Insurance or other insurance authority disallows any of Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s insurance premiums because of Tenant’s original or subsequent placement or use of storage racks or bins or method of storage or because of the nature of Tenant’s inventory or any other act of Tenant, Tenant agrees to pay as Additional Rent the increase in Landlord’s insurance premiums.

(c)                                  Tenant Insurance.  Tenant, at its sole cost and expense, shall procure and maintain throughout the Term a policy or policies of insurance from insurance companies satisfactory to Landlord, insuring (i) Landlord; (ii) Landlord’s management company; (iii) Jackson-Shaw Company; (iv) Landlord’s lender, if any; and (v) Tenant against all claims for property damages, personal injury or death of others occurring on or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant’s operations in and maintenance and use of the Leased Premises; (iv) Tenant’s use of the Common Areas of the Project, and (v) Tenant’s liability assumed under this Lease. The limits of such policy or policies shall be not less than $2,000,000.00 combined single limit coverage per occurrence for injury to persons (including death) and/or property damage or destruction, including loss of use. Certified copies of such policies, together with receipt for payment of premiums, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewal policies and evidence of the payment of renewal premiums shall be delivered to Landlord. All such original and renewal policies shall provide for at least thirty (30) days written notice to Landlord before such policy may be canceled or changed to reduce insurance coverage provided thereby.

(d)                                 Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas, all insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Except as expressly otherwise provided herein, Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease (REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTUOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES). The foregoing release shall not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party. The failure of either party (as used in this paragraph, the “defaulting party”) to take our or maintain any insurance policy required under this Lease shall be a defense to any claim asserted by the defaulting party against the other party hereto by reason of any loss sustained by the defaulting party that would have been covered by any such required policy. The waivers set forth in this Section 9(d) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

10.                                 Utility Services.  Tenant shall pay the cost of all utility services respecting the Leased Premises including, but not limited to, initial connection charges and deposits and charges for gas, water, trash disposal, sewer, telephone and electricity respecting the Leased Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Leased Premises used by it or its agents, employees or contractors. Tenant hereby acknowledges and agrees that the electricity provider chosen by Landlord may not necessarily be the least expensive provider of electricity, but Landlord shall have the sole and absolute discretion to choose such electricity providers.

11.                                 Assignment; Subletting.  Except for a “Permitted Transfer” (as hereinafter defined), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet the Leased Premises or permit anyone other than Tenant and its employees to occupy any part of the Leased Premises. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Any assignment or transfer, grant of lien or encumbrance, or occupancy without Landlord’s prior written consent shall be void. Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant’s request for consent to any such assignment or subletting, including reasonable legal costs. In the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of the Landlord at an annual Base Rent exceeding that stated herein, fifty percent (50%) of such excess shall be paid by Tenant to Landlord as Additional Rent hereunder within ten (10) days after receipt by Tenant. Upon the occurrence of an Event of Default by Tenant under this Lease, if all or any part of the Leased Premises is the assigned or sublet, Landlord may, in addition to any other remedies provided by this Lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant. To secure payment of such sums, Landlord shall have a security interest in and a landlord’s lien on all property on the Leased Premises. Any collection directly by Landlord from the assignee or subtenant shall not be construed, however, to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. For the purpose of this Section 11, a “transfer” shall include the transfer, assignment or encumbrance of any controlling interest in Tenant. Notwithstanding the above prohibitions, Tenant may, upon thirty (30) days prior written notice to Landlord, assign this Lease to a surviving entity following Tenant’s merger therein (so long as the surviving entity has a financial, Tangible Net Worth equal to or greater than Tenant’s Tangible Net Worth immediately prior to such merger) or sublet the Leased Premises or any part thereof to its parent corporation or one of its wholly owned subsidiaries or an “affiliate”; however, no assignment or subletting shall relieve Tenant or any guarantor of this Lease of its respective obligations under this Lease or any guaranty, and Tenant shall continue to be liable as a principal (and not as a guarantor or surety) to the same extent as though no assignment or subletting had been made. Any assignment or sublease effected pursuant to the preceding sentence is hereinafter referred to as a “Permitted Transfer”. As used herein, an “affiliate” is an entity that “controls”, “is controlled by” or “is under common control with” the Tenant.

12.                                 Landlord’s Right of Entry.  Landlord shall have the right, at its option, at Tenant’s own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees, or visitors, and Tenant shall pay the reasonable cost thereof to Landlord on demand as Additional Rent. Landlord shall retain duplicate keys to all doors of the Leased Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Leased Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Leased Premises to Mortgagees, prospective Mortgagees, purchasers or tenants, and to inspect the Leased Premises upon 24-hour prior notice, except in cases of emergency or when an Event of Default has occurred in which case Landlord may enter at any time and without notice. During such time as such work is being carried on, in or about the Leased Premises, the Rent provided herein shall not abate.

13.                                 Applicable Laws.  Tenant agrees to comply with all Applicable Laws with respect to the Building. Tenant will comply with the rules and regulations of the Building as adopted and altered by Landlord from time to time (including those attached hereto as Exhibit “C”) and will cause all of its employees, agents, invitees and visitors to do so. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Leased Premises or transport, store, use, generate, manufacture, dispose or release any Hazardous Material on or from the Leased Premises. Tenant shall indemnify, defined and hold Landlord harmless from and against any losses, claims, demands, actions, suits, damages, expenses and costs which are brought or recoverable against Landlord as a result of any release of Hazardous Material by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

14.                                 Default.

(a)                                  The following events shall be deemed to be Events of Default by Tenant under this Lease: (i) Tenant shall fail to pay any Rent pursuant to the terms hereof within five (5) days after the due date thereof; or (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of Rent payable by Tenant, and shall not cure such failure within ten (10) days after notice thereof to Tenant, or (iii) any affirmative act of insolvency by Tenant, or the filing by Tenant of any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, or Tenant’s transfer in fraud of creditors or assignment for the benefit of creditors of all or substantially all of Tenant’s assets; or (iv) the filing of any involuntary petition under any bankruptcy statute against Tenant (that fails to be dismissed within thirty (30) days of filing), or the appointment of any receiver or trustee to take possession of the properties of Tenant; or (v) Tenant’s abandonment or vacation of any part of the Leased Premises, whether or not Tenant is in default of the Rent due under this Lease; or (vi) Tenant doing or permitting to be done any act which results in a lien being filed against the Leased Premises and the same is not removed within sixty (60) days.

(b)                                 Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises and expel or remove Tenant, by force, if necessary, without being liable for prosecution or any claim of damages therefor; (ii) enter upon the Leased Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; (iii) without terminating this Lease unless Landlord so notifies Tenant in writing, enter upon the Leased Premises, and, without court order or other process of law, take possession of and remove the equipment and personal property of Tenant; (iv) exercise any other remedy permitted by law or at equity or by statute or otherwise; (v) without terminating this Lease, enter upon the Leased Premises, expel or remove Tenant and relet the Leased Premises on behalf of Tenant and receive directly the rent from the reletting and Tenant agrees to pay Landlord on demand any deficiency that may result from the reletting. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from Landlord’s enforcement of this Lease, whether caused by negligence of Landlord or otherwise (INCLUDING THE FAULT, NEGLIGENCE OR OTHER TORTUOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES). Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease or which Landlord may incur or suffer by reason of Tenant’s default or the termination of this Lease, including without limitation, the fees of Landlord’s attorneys, reasonable reconfiguration expenses, rental concessions and other inducements to new tenants, advertising expenses and broker’s commissions. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

15.                                 Subordination and Estoppel Certificates.  Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Leased Premises or any component thereof, to any Mortgage now or hereafter encumbering the Leased Premises or any component thereof, to all advances made or hereafter to be made upon the security of such Mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such Mortgage, and to any replacements and substitution for such Mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute and deliver within ten (10) days after request such instrument or certificates as may be reasonably required to carry out the intent hereof. If the interests of Landlord under this Lease shall be transferred to any purchaser by reason of foreclosure or other proceedings for enforcement for any Mortgage, at the election of the purchaser, Tenant shall be bound to the purchaser under the terms and conditions of this Lease for the balance of the remaining Term. Tenant shall execute and deliver within ten (10) days after request a statement certifying that the Tenant is in possession of the Leased Premises, the Leased Premises are acceptable, this Lease is in full force and effect and is unmodified, and such other matters as requested by Landlord or Landlord’s Mortgagee.

16.                                 Destruction; Condemnation.  In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualty. If a fire or other casualty causes substantial damage to the Building or the

Leased Premises, and if the time needed to rebuild or repair exceeds six (6) months from the beginning of the restoration, then either Landlord or Tenant may terminate this Lease by notice to the other party. Tenant agrees that if the Leased Premises or the Building are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant’s subtenants, assignees, employees, contractors or agents, Tenant shall have no option to terminate this Lease and the Rent shall not be abated during the repair period. If all or part of the Leased Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and all compensation awarded or paid to Landlord upon a total or partial taking of the Building or any portion thereof shall belong to and be the property of Landlord without any participation by Tenant.

17.                                 Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when delivered in person, or deposited with an overnight commercial courier, or deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth in Section 1 or at such other address as either party shall have theretofore given to the other by notice as provided above.

18.                                 Transfers by Landlord.  Landlord shall have the right to transfer and assign, in whole in part, all its rights and obligations hereunder and in the Building, and Leased Premises, referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

19.                                 Removal of Personal Property.  On or before the expiration or earlier termination of this Lease, Tenant agrees to remove all of its personal effects from the Leased Premises and to deliver up the Leased Premises to Landlord in their original condition, ordinary wear and tear expected, as at the Commencement Date. If it shall not do so within such period, it shall be deemed to have abandoned such personal property and the same shall become the property of Landlord for Landlord to use, remove, destroy or otherwise dispose of at its discretion and without responsibility for accounting to Tenant therefor.

20.                                 Landlord’s Liability.  Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord’s obligations hereunder.

21.                                 Mechanic’s Liens.  Tenant will not permit any mechanic’s liens or other liens to be placed upon the Building, Land or the Leased Premises and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Building, Land or to the Leased Premises or any portion thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services of the furnishing of any materials that would give rise to any mechanic’s or other liens against the Building, Land or the Leased Premises. In the event any such lien is attached to the Building, Land or to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

22.                                 Miscellaneous.  Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease. This Lease shall be effective only upon execution hereof by Landlord and Tenant. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by landlord and tenant. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. The rights and interest of Tenant hereunder are and shall continue at all times to be subject, subordinate and junior in all respects to any conditional sale contract or security agreement, whether heretofore or hereinafter executed by Landlord. The obligations of Tenant under this Lease shall survive the termination of this Lease.

23.                                 Commissions.  Landlord and Tenant each represent to the other that no brokers, other than Stream Realty Partners, L.P., have been or will be involved in the negotiation of this Lease. Landlord will be responsible to pay the commission, if any, owed to Stream Realty Partners, L.P., pursuant to the terms of a separate agreement. Landlord and Tenant hereby indemnify each other from any claims, losses, damages (including attorneys’ fees) resulting from a breach of the above representation.

24.                                 Landlord’s Lien. Intentionally omitted.

25.                                 General Indemnification; Indemnification Parameters.  TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, AND LANDLORD’S AGENTS, EMPLOYEES AND CONTRACTORS (THE “INDEMNIFIED PARTIES”), FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, COSTS AND EXPENSES TO THE EXTENT ARISING FROM ANY OCCURRENCE ON THE LEASED PREMISES, THE USE AND OCCUPANCY OF THE LEASED PREMISES, OR FROM ANY ACTIVITY DONE, PERMITTED OR SUFFERED BY TENANT IN OR ABOUT THE LEASED PREMISES. TENANT ACKNOWLEDGES THAT THIS LEASE CONTAIN PROVISIONS RELEASING EACH INDEMNIFIED PARTY FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNIFIED PARTY FOR, AMONG OTHER THINGS, INDEMNIFIED PARTY’S STRICT LIABILITY AND ITS OWN NEGLIGENCE. TENANT AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THIS LEASE ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNIFY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT TENANT HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

26.                                 Financial Statements.  In the event Landlord’s lender requests financial statements on this property, within fifteen (15) days following Landlord’s written request. Tenant shall use its best effort to provide Landlord with current, unaudited financial statement of Tenant, Tenant’s general partner and any guarantor of this Lease. Any unaudited financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by the chief financial officer of the entity providing such financial statements.

27.                                 Parking.  Landlord shall license vehicle parking spaces to Tenant and Tenant’s business on the terms and conditions set forth in this Section 27. Landlord shall provide vehicular parking spaces on an unreserved basis for Tenant and its employees on the surface parking facilities on the Property. This license is for parking spaces in the general parking area to be designated and redesignated from time to time by Landlord; provided, however, Landlord may require Tenant to park in a specific location. Landlord shall not be liable to Tenant for the failure of any of its tenants, invitees, employees, agents or customers or any third parties to comply with the designation of the parking spaces. This license is for parking only and does not include the rights to any additional services, which services may be made available by Landlord from time to time at an additional charge.

28.                                 Guaranty.  Intentionally omitted.

29.                                 Texas Property Code Section 93.012.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code (as same may be amended).

30.                                 Texas Property Code Section 91.004.  Tenant hereby waives any statutory lien provided under Section 91.004 of the Texas Property Code (as same may be amended).

31.                                 Prohibited Persons and Transactions.  Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“QFAC”) of the Department of the Treasury (including those named on QFAC’s Specially Designated and Blocked Persons List) or under any stature, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental section and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

32.                                 Waiver of Jury Trial.  Landlord and Tenant hereby waive any right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant (or any guarantor of Tenant’s obligations hereunder) against the other(s) pertaining to any matters arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Leased Premises. In the event that Tenant (and/or any guarantor of Tenant’s obligations hereunder) demands a jury trial in connection with any of the foregoing matters, then Tenant shall be liable to Landlord for an amount equal to One Hundred Dollars ($100.00) per day (on account of the delay caused by such demand) for each day that trial of any such matter is delayed by such jury trial demand.

33.                                 Counterparts.  This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

EXHIBITS:

Exhibit “A” – Legal Description of the Land

Exhibit “B” – Renewal Option

Exhibit “C” – Rules and Regulations

Exhibit “D” – Tenant Improvement Agreement

Exhibit “D-1” – Plan

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly authorized, executed, sealed and delivered as of the                         day of August, 2005.

“Landlord”:		“Tenant”:

JSS/CAPITAL AVENUE, L.P.,		TGC INDUSTRIES, INC
a Texas limited partnership

By:	JSS Realty Holdings,
	General Partner	By:	/s/ Wayne A. Whitener

Name: Janet Spencer Shaw		Name: Wayne A. Whitener

Title: President		Title: President/CEO

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

BEING a 1.349 acre tract of land situated in the James Beverly Survey, Abstract Number 12, in the city of Plano, Collin County. Texas and being all of LOT 15, BLOCK B of the DALLAS NORTH INDUSTRIAL DISTRICT SECTION FOUR, an addition to the city of Plano according to the plat recorded in Cabinet C, Page 113 of the Plat Records of Collin County, Texas (PRCCT) an being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for the northwest corner of said Lot 15 and being located in the southerly right-of-way of Capital Avenue (a 60 feet wide Tight-of-way);

THENCE along the southerly right-of-way line of said Capital Avenue south 89’48’l0” EAST a distance of 232.00 feet to a one inch rod found for the northeast corner of said Lot 15;

THENCE departing the southerly right-of-way line of said Capital Avenue DUE SOUTH a distance of 242.88 feet to a PK NAIL found for the southeast corner of said Lot 15;

THENCE DUE WEST a distance of 232.00 feet to an “X” cut in concrete found for the southwest corner of said Lot 15;

THENCE along the westerly line of said Lot 15 DUE NORTH a distance of 253.68 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 1.349 acres or 58.761 square feet of land, more or less, all according to that survey prepared by Kurtz-Bedford and Associates, Inc., dated March 1994 and signed by Austin J. Bedford, Registered Professional Land Surveyor No. 4132; to which reference for all purposes is hereby made.

EXHIBIT “B”

RENEWAL OPTION

Subject to the terms and conditions of this Exhibit, Tenant may at its option extend the Term for the entire Leased Premises for one period of three year each (“Renewal Term”) upon the same terms contained in this Lease. Tenant shall have no additional Renewal Option.

A.                                   The Base Rent during the Renewal Term shall be the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the general vicinity of the Building as reasonably determined by Landlord, and Tenant shall not be entitled to any rental abatement or other concessions.

B.                                     To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than six (6) months prior to the proposed commencement of the applicable Renewal Term and not more than twelve (12) months prior to the proposed commencement of the applicable Renewal Term. Within thirty (30) days after Landlord’s receipt of Tenant’s initial non-binding notice. Landlord shall calculate and inform Tenant of the Base Rent for the Leased Premises. Landlord and Tenant shall work together in good faith to agree upon the Base Rent. Within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent, Tenant shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Term at the Base Rent determined by Landlord or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or a Rejection Notice, within such fifteen (15) day period, Tenant will be deemed to have waived its option to extend. If Tenant provides Landlord with a Rejection Notice, Tenant will be deemed to have waived its option to extend.

C.                                     Tenant’s option to extend this Lease is subject to the conditions that: (i) on the data that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Leased Premises under a sublease which is in effect at any time during the final twelve (12) months prior to the applicable Renewal Term.

D.                                    Tenant agrees to provide Landlord with financial statements evidencing Tenant’s (and any guarantor’s) financial condition and to provide additional security if reasonably requested by Landlord.

F                                         Upon Tenant’s exercise of the renewal option, Tenant agrees to convert to Landlord’s Standard Lease form

EXHIBIT “C”

RULES AND REGULATIONS

The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord’s ability, orderly, clean and desirable Leased Premises, building and parking facilities for the tenants therein and to regulate conduct in and use of the Leased Premises, the Building and parking facilities in such a manner as to minimize interference by others in the proper use of the Lease Premises by Tenant. All references to Tenant include not only the Tenant, but also Tenant’s agents, employees, invitees, licensees, visitors, assignees, and/or sublessees:

1.                                       Tenant shall not block or obstruct any of the entries, passages, or doors of the Building or parking area, or place, empty, or throw rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenants.

2.                                       Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises, Building, or parking facilities regardless of how or when loss occurs.

3.                                       The plumbing facilities shall not be used for any other purpose than that of which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision by Tenant or its employees shall be borne by Tenant.

4.                                       Any additional keys or locks required by Tenant during the term of the Lease shall be the Tenant’s responsibility.

5.                                       The common parking facilities are available for use by any and all tenants. Landlord reserves the right, in Landlord’s sole discretion, to assign or allocate parking in the event of conflicts, abuse, or improper use. It is generally understood that any tenant should utilize only those parking spaces immediately adjacent to the tenant’s leased premises.

6.                                       Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any leased Premises, or in any way a general nuisance or hazard are subject to removal without notice by Landlord. All costs associated with such removal shall be at the Tenant’s/vehicle owner’s expense.

EXHIBIT “D”

TENANT IMPROVEMENT AGREEMENT

Landlord has agreed to install, at Landlord’s expense, and HVAC system of the appropriate tonnage for the 2,210 square feet of spaced located off the main office area as shown on the attached Exhibit D-1 (the “Plan”). Upon termination of the Lease, the Tenant Improvements shall remain in the Leased Premises and shall be deemed Landlord’s property.